Exhibit 11
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                 FORM OF EXERCISE OF THE RIGHT OF FIRST REFUSAL

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                                 NATURAL PERSONS

       1.    First and last names of Mavesa ADS holder:  ____________________
       2.    Identity Card or Passport Number of Mavesa ADS holder: _________
       3.    Citizenship of Mavesa ADS holder: ___________________________

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                                  LEGAL PERSONS

       4.    Corporate name of Mavesa ADS holder: __________________________
       5.    Domicile and registration data of Mavesa ADS holder: ____________
             __________________________________________________________
       6.    RIF Number: _________________________________________________

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                                     ADDRESS

       7.    Full address of the ADS holder: ________________________________
             City: ______________ State: ______________ Zip Code: _____________
       8.    Telephone Nos.: Home: ______________ Office: ______________
               Cellular: ______________ Other: ______________

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                             RIGHT OF FIRST REFUSAL

       9. ADS with respect to which the Right of First Refusal is exercised: ______________

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       10.   Signatures
             INDIVIDUAL                           LEGAL PERSON

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       Holder                                    Representative 1
                                                 Position: _________________

       Signature:                                Signature:


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       Spouse or Spouse's Representative
           or Attorney                           Representative 2 (if
                                                   applicable)

                                                 Position:__________________
       Signature:                                Signature:


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


                            REVERSE SIDE OF THE FORM

___________________, the undersigned, hereby declares:

1. That I have reviewed and am familiar with the terms and conditions of the right of first refusal established in Article Six of the Bylaws of Mavesa, S.A. (hereinafter "Mavesa") (hereinafter "Right of First Refusal"), and in Mavesa's publication dated February 22, 2001 containing the "Procedure for the Exercise of the Right of First Refusal" (hereinafter the "Publication"), in connection with the Public Tender Offer (hereinafter the "Offer") initiated by Primor Inversiones, C.A., a sociedad anonima domiciled in Caracas and filed with the Fifth Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on January 9, 2001, under No. 81, Volume 497 A-Qto. (hereinafter "Primor" or "Initiator").

2. That I have reviewed Primor's U.S. Offer to Purchase, dated February 21, 2001, stipulating the terms and conditions of the Offer (hereinafter, together, the "Offer to Purchase") for the American Depository Shares of Mavesa, a sociedad anonima domiciled in Caracas (the "ADSs"), originally registered with the Commercial Registry kept by the Commercial Court of First Instance of the Federal District and State of Miranda on May 19, 1949, under No. 552, Volume 2-B, and whose last amendment to the Bylaws was filed with the First Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on August 28, 2000, under No. 39, Volume 148 A-Pro. The Offer was initiated by Primor Inversiones, C.A., mentioned above, on February 21, 2001. The capitalized terms that are used and not defined hereunder shall have the meaning attributed to them in the Offer to Purchase.

3. That I am exercising the Right of First Refusal to acquire the number of ADSs validly tendered in the Offer, in proportion to my holding of ADSs or the lesser amount specified in this ADS Holder's Certificate, at the same price and under the same terms and conditions established in the Offer to Purchase (the "Acquired ADSs"). If a number of ADSs greater than those that are actually available is indicated, it shall be understood that I have exercised the Right of First Refusal only in proportion to the registered and available holding of ADSs as of the date the Right of First Refusal is exercised (the "Record Date").

4. That I acknowledge and accept that if I do not comply with all the requirements and conditions established in the Publication and this Form, it shall be understood that I have not exercised the Right of First Refusal and consequently I will not have the right to acquire any of the Aquired ADSs.

5. That I acknowledge and agree that if I shall have exercised the Right of First Refusal and sold on or before the Record Date part of my ADSs held as of the Expiration Date, I may again exercise my Right of First Refusal on or before the Expiration Date with respect to the ADSs held as of the Record Date that I have not sold.

6. That I acknowledge and agree that I will be deemed to have withdrawn from the exercising of the Right of First Refusal if I sell all my ADSs held as of the Record Date, and thus the new ADS holders shall have the same right, which may again be exercised.

7. That I acknowledge and agree that the signing of this document constitutes a binding agreement in accordance with the terms and conditions stipulated the Bylaws of Mavesa, the Publication, the Offer to Purchase, and this document.

Caracas             , 2001

Signature of the Undersigned


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